EXHIBIT 2

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit C to Asset Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of             , 2005, by and among PECO II, Inc., an Ohio corporation (the “Company”), and Delta Products Corporation, a California corporation (“Shareholder”). This Agreement shall become effective on the Closing Date of the Asset Agreement (as defined below).

RECITALS

A. In connection with the Asset Purchase Agreement by and among the Company and Shareholder dated October 13, 2005 (the “Asset Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Asset Agreement, to issue and sell to Shareholder (i) 4,740,375 shares of the Company’s Common Stock (the “Asset Shares”), and (ii) a warrant exercisable to purchase additional shares of the Company’s Common Stock (as exercised collectively, the “Warrant Shares”) in the form attached to the Asset Agreement as Exhibit F (the “Warrant”).

B. To induce Shareholder to execute and deliver the Asset Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and Shareholder hereby agree as follows:

DEFINITIONS

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Asset Agreement shall have the meanings given such terms in the Asset Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Common Stock” means the Company’s common stock, without par value.

“Effectiveness Date” means the earlier of (i) with respect to (x) the Initial Registration Statement, the date that is sixty (60) days following the Closing Date, and (y) any Subsequent Registration Statement, the date that is sixty (60) days following the related Qualified Exercise Date, and (ii) five (5) Business Days following the date that the SEC notifies the Company that it will not review the Registration Statement or that the Company may request effectiveness of the Registration Statement.

“Exchange Act” means the Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Holder” means any holder of Registrable Securities or Registrable Warrant Securities.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Registrable Warrant Securities, as the case may be, covered by a Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualified Exercise Date” means the date on which the holder of the Warrant purchases, by exercise thereof pursuant to its terms, Registrable Warrant Securities having a market value (based on the average closing sale price of the Common Stock as reported on the Nasdaq Capital Market (or such other exchange on which the Common Stock is then listed) for the five (5) trading days prior to the date of such exercise) of greater than $250,000.

“Registrable Securities” means the Asset Shares plus the first 12,928,297 shares of Common Stock issuable upon exercise of the Warrant, together with any other securities issued or issuable upon any stock split, dividend, recapitalization, merger, consolidation or similar event with respect thereto. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

“Registrable Warrant Securities” means the shares of Common Stock issued upon any exercise of the Warrant (excluding such shares of Common Stock included within the Registrable Securities), together with any other securities issued or issuable upon any stock split, dividend, recapitalization, merger, consolidation or similar event with respect thereto. As to any particular Registrable Warrant Securities, once issued such securities shall cease to be Registrable Warrant Securities, when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

“Registration Statement” means any registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2(b) hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 145” means Rule 145 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Selling Expenses” means all underwriting discounts, selling and brokerage commissions and stock transfer taxes applicable to the sale of Registrable Securities or Registrable Warrant Securities and fees and disbursements of counsel for any Selling Shareholder (other than the fees and disbursements of counsel included in the registration expenses set forth in Section 6).

RESTRICTIONS ON TRANSFER

2. Transferability.

(a) The Asset Shares and the Warrant Shares (collectively referred to as the “Securities”) shall not be sold, assigned, or transferred except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act.

(b) Each certificate representing the Securities shall (unless otherwise permitted by the provisions of Section 2(c) below) be stamped or otherwise imprinted with the following legend, together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Each Holder hereby consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.

(c) Prior to any proposed sale, assignment, or transfer of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution of Restricted Securities by a Holder to any of its affiliates, subject to compliance with applicable securities laws), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder shall give written notice to the Company of its intention to effect such transfer, sale or assignment. Each such notice shall describe the manner and circumstances of the proposed transfer, sale or assignment in sufficient detail, and if requested by the Company, Holder shall have furnished, a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144(k) or pursuant to an effective Registration Statement, the appropriate restrictive legend specified in Section 2(b) above.

(d) Covenant Regarding Exchange Act Filings. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act, and any other rules or regulations of the SEC which may at any time permit Holders to sell any Restricted Securities without registration, the Company agrees to use its best efforts to file with the SEC in a timely manner all reports and other documents required to be filed under the Exchange Act.

REGISTRATION RIGHTS

3. Shelf Registration.

(a) Promptly following (and in no event more than ten business days after) each of (i) the Closing Date, and (ii) any Qualified Exercise Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of (x) in the case of the Closing Date (the “Initial Registration Statement”), all of the Registrable Securities, and (y) in the case of a Qualified Exercise Date (a “Subsequent Registration Statement”), all of the Registrable Warrant Securities issued in connection with the related exercise of the Warrant, in each case for an offering to be made on a continuous basis pursuant to Rule 415. In the event any Warrant Shares are outstanding prior to the effectiveness of the Initial Registration Statement, such Registrable Warrant Securities shall be registered for resale pursuant to the Initial Registration Statement; provided, however, that nothing in this sentence shall be construed to mean that the Company is otherwise relieved of its continuing obligations to register Registrable Warrant Securities as contemplated by Section 3(a)(ii)(y) above. Notwithstanding anything to the contrary, the maximum number of Subsequent Registration Statements the Company shall be required to file pursuant to this Section 3(a) shall be one such Registration Statement in any twelve-month period.

(b) The Registration Statements required hereunder shall be on Form S-3, or its successor form, except if the Company is not then eligible to register for resale the Registrable Securities or Registrable Warrant Securities on Form S-3, in which case the Registration Statement shall be on Form S-1, or its successor form or other appropriate form that is substantially similar to Form S-1. The Registration Statements required hereunder shall contain substantially the “Plan of Distribution” attached hereto as Exhibit A. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective under the Securities Act not later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statements continuously effective under the Securities Act until the date when all Registrable Securities or Registrable Warrant Securities, as the case may be, covered by the Registration Statement (i) have been sold pursuant to Rule 144, (ii) have been sold pursuant to an effective registration statement, or (iii) have been sold or may be sold without volume restrictions pursuant to Rule 144 (the “Effectiveness Period”).

(c) The respective Holders, other than transferee Holders who are not entitled to registration rights under Section 9(c), shall be named as the selling shareholders (collectively, the “Selling Shareholders”) in the respective Registration Statement and the related Prospectus in such a manner as to permit such Persons to deliver such Prospectus to purchasers of Registrable Securities or Registrable Warrant Securities, as the case may be, in accordance with applicable law. None of the Company’s shareholders, other than the Selling Shareholders, shall have the right to sell any of the Company’s securities pursuant to any Registration Statement effected pursuant to Section 3(a).

(d) No Selling Shareholder may participate in any underwritten distribution under a Registration Statement filed pursuant to this Section 3, unless such Selling Shareholder (i) agrees to sell its Registrable Securities or Registrable Warrant Securities, as the case may be, on the basis provided in any underwriting arrangements approved by Holders of a majority of the Registrable Securities and/or Registrable Warrant Securities covered by the applicable Registration Statement, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to Registrable Securities and Registrable Warrant Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

4. Registration Procedures

In connection with the Company’s registration obligations under this Agreement, with respect to each such Registration Statement:

(a) Prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to the Shareholder (or its Designee, who shall be an affiliate of the Shareholder (the “Designee”)) and its counsel copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person). The Shareholder (or its Designee) and its counsel shall have the right to provide comments to such Registration Statement to the Company within five (5) business days of the Shareholder’s (or its Designee’s) receipt of such Registration Statement. The Company shall use commercially reasonable efforts to reflect in the Registration Statement or any such Prospectus or any amendments or supplements thereto, such comments, if any, the Shareholder (or its Designee) or its counsel shall reasonably propose.

(b) Subject to Section 4(i), the Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement (including any Exchange Act documents incorporated by reference in such Registration Statement) and the Prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective as required herein and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities or Registrable Warrant Securities, as the case may be, covered by the Registration Statement in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or such Prospectus as so supplemented. Subject to Section 4(i), the Company shall use commercially reasonable efforts to respond to comments of the SEC with respect to the Registration Statement with seven (7) business days of receipt thereof.

(c) As promptly as reasonably practicable, the Company shall give notice to each Selling Shareholder and its counsel: (i) when any Prospectus, Prospectus supplement, Registration Statement or amendment to the Registration Statement has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any written request, following the effectiveness of the Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or written threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities or Registrable Warrant Securities, as the case may be, for sale in any jurisdiction or the initiation or the written threat of any proceeding for such purpose, (v) of the occurrence of a Material Event (but not the nature of or details concerning such Material Event) and (vi) of the determination by the Company that a post-effective amendment to the Registration Statement or Prospectus supplement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 4(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 4(i) shall apply.

(d) The Company shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities or Registrable Warrant Securities, as the case may be, for sale in any jurisdiction.

(e) The Company shall furnish to each Selling Shareholder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by a Selling Shareholder, and all exhibits to the extent requested by a Selling Shareholder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f) The Company shall promptly deliver to each Selling Shareholder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Selling Shareholder may reasonably request in connection with resales by such Selling Shareholder of Registrable Securities or Registrable Warrant Securities, as the case may be. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each Selling Shareholder in connection with the offering and sale of the Registrable Securities or Registrable Warrant Securities, as the case may be, covered by such Prospectus and any amendment or supplement thereto.

(g) The Company shall use commercially reasonable efforts to register and qualify the Registrable Securities or Registrable Warrant Securities, as the case may be, held by the Selling Shareholders covered by the Registration Statement under such securities or blue sky laws of such states as may be reasonably necessary or advisable to enable each Selling Shareholder to consummate the disposition of the Registrable Securities or Registrable Warrant Securities, as the case may be, held by such Selling Shareholder in such states; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h) If requested by a Selling Shareholder, the Company shall cooperate with such Selling Shareholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities or Registrable Warrant Securities, as the case may be, to be delivered to a transferee pursuant to the Registration Statement and to enable such Registrable Securities or Registrable Warrant Securities, as the case may be, to be in such denominations and registered in such names as any such Selling Shareholder may request.

(i) Upon (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act; (ii) such time as the Registration Statement or related Prospectus omits information required to be contained therein; (iii) the occurrence of any event or the existence of any fact or circumstance or the passage of time as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Material Event”); or (iv) the occurrence, existence or pendency of any corporate development that, in the reasonable discretion of the board of directors of the Company, makes it detrimental to the Company for the Registration Statement and the related Prospectus to be available, (A) in the case of clauses (ii) and (iii) above, subject to the next sentence, the Company shall as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Registration Statement and Prospectus so that (x) all information required to be contained in the Registration Statement or related Prospectus is contained or incorporated reference therein, or (y) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, as thereafter delivered to the purchasers of the Registrable Securities or Registrable Warrant Securities, as the case may be, being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) the Company shall give notice to each Selling Shareholder, counsel for such Selling Shareholder and underwriter, if any, that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Selling Shareholder agrees not to sell any Registrable Securities or Registrable Warrant Securities, as the case may be, pursuant to the Registration Statement until such Selling Shareholder’s receipt of copies of the supplemented or amended Prospectus or amended Registration Statement, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clauses (i)-(iii) above, as promptly as is reasonably practicable, and (y) in the case of clause (iv) above, as soon as in the reasonable discretion of the board of directors of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 4(i) with respect to clauses (ii), (iii) and (iv) above, to suspend the availability of the Registration Statement or any Prospectus, for no more than 45 days in any single period (or 60 days in the event of a Material Event pursuant to which the Company has delivered a second notice as specified below) and no more than 90 days during any 12-month period (each a “Deferral Period”). Notwithstanding the foregoing, in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may deliver to the Selling Shareholders a second notice, which shall have the effect of extending the Deferral Period by up to an additional 15 days, or such shorter period of time as is specified in such second notice.

(j) The Company may require each Selling Shareholder to furnish to the Company a certified statement as to the number of securities of the Company beneficially owned by such Selling Shareholder and, if required by the SEC, the person thereof that has voting and dispositive control over the securities.

5. Company Registration.

(a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than (i) a registration pursuant to Section 3 above, (ii) a registration relating solely to employee benefit plans, including any registration statement on Form S-8, (iii) a registration relating to the offer and sale of debt securities, (iv) a registration relating to a corporate reorganization or other Rule 145 transaction, including any registration statement on Form S-4, or (v) a registration on any registration form that does not permit secondary sales, the Company shall (x) promptly give written notice of the proposed registration to all Holders; and (y) use its commercially reasonable efforts to include in such Registration Statement (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all of such Registrable Securities or Registrable Warrant Securities as are specified in a written request or requests made by any Holder received by the Company within ten (10) business days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities or Registrable Warrant Securities.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given. In such event, the right of any Holder to registration pursuant to this Section 5, shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities and/or Registrable Warrant Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 5(b), if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all or limit the number of Registrable Securities and/or Registrable Warrant Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities and/or Registrable Warrant Securities in such Registration Statement, on a pro rata basis (based on each such Holder’s pro rata percentage of the aggregate Registrable Securities and Registrable Warrant Securities held by all such participating Holders), and (iii) third, to the other selling shareholders requesting to include securities in such registration statement. If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. The securities so excluded shall be withdrawn from such Registration Statement. If shares are so withdrawn from the Registration Statement and if the number of shares of Registrable Securities and/or Registrable Warrant Securities to be included in such Registration Statement was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the Registration Statement the right to include additional securities in the Registration Statement in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5 prior to the effectiveness of such Registration Statement whether or not any Holder has elected to include securities in such registration.

6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities or Registrable Warrant Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or blue sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and Registrable Warrant Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities and Registrable Warrant Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements, not to exceed $5,000 per Registration Statement, of counsel to the Shareholder (or its Designee), (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the reasonable fees and expenses incurred in connection with the listing of the Registrable Securities or Registrable Warrant Securities, as the case may be, on any securities exchange as required hereunder. All Selling Expenses related to securities registered on behalf of a Selling Shareholder shall be borne by the holder of such securities.

7. Indemnification

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Selling Shareholder, the officers, directors, agents and employees of each of them, each Person who controls any such Selling Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use therein, or (ii) in the case of an occurrence of an event of the type specified in Section 4(c)(ii), (iii) and (v), the use by such Selling Shareholder of an outdated or defective Prospectus after the Company has notified such Selling Shareholder in writing that the Prospectus is outdated or defective and prior to the receipt by such Selling Shareholder of the Advice contemplated in Section 8(b). The Company shall notify each Selling Shareholder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Selling Shareholders. Each Selling Shareholder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Selling Shareholder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any

form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that (i) such untrue statement or omission is contained in any information so furnished in writing by such Selling Shareholder to the Company specifically for inclusion in the Registration Statement or such Prospectus, or (ii) in the case of an occurrence of an event of the type specified in Section 4(c)(ii), (iii) and (v), the use by such Selling Shareholder of an outdated or defective Prospectus after the Company has notified such Selling Shareholder in writing that the Prospectus is outdated or defective and prior to the receipt by such Selling Shareholder of the Advice contemplated in Section 8(b). In no event shall the liability of any Selling Shareholder hereunder be greater in amount than the lesser of (i) the aggregate purchase price paid by the Selling Shareholder for the Registrable Securities and Registrable Warrant Securities, and (ii) dollar amount of the net proceeds received by the Selling Shareholder upon the sale of the Registrable Securities or Registrable Warrant Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on all claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d) Contribution. If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Selling Shareholder shall be required to contribute, in the aggregate, the lesser of (i) the aggregate purchase price paid by the Selling Shareholder for the Registrable Securities or Registrable Warrant Securities, as the case may be, and (ii) any amount in excess of the amount by which the net proceeds actually received by the Selling Shareholder from the sale of the Registrable Securities or Registrable Warrant Securities subject to the Proceeding exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8. Obligations of Selling Shareholders.

(a) Each Selling Shareholder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities and Registrable Warrant Securities pursuant to any Registration Statement.

(b) Each Selling Shareholder agrees by its acquisition of such Registrable Securities or Registrable Warrant Securities, as the case may be, that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii)-(v), such Selling Shareholder will forthwith discontinue disposition of such securities under the Registration Statement until such Selling Shareholder’s receipt of the copies of the supplemented or amended Prospectus or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(c) Each Selling Shareholder, by such Shareholder’s acceptance of the Registrable Securities or Registrable Warrant Securities, as the case may be, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of Registration Statements hereunder.

9. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and holders of a majority of the Asset Shares and holders of a majority of the shares of Common Stock issued or issuable upon exercise of the Warrant. Any amendment, modification, supplementation, waiver or consent effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities and Registrable Warrant Securities then outstanding, each future holder of all such securities, and the Company. Any amendment, termination or waiver effected in accordance with this Section 9(a) shall be binding on all parties hereto, even if they do not execute such consent.

(b) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered (x) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (y) one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service or (y) on the date sent after transmission by facsimile with written confirmation, in each case to the intended recipient as set forth below:

If to Shareholder:	Copies to:

Delta Products Corporation 4405 Cushing Pkwy. Fremont, CA 94538-6475 Attention: Yao C.H. Chou Fax: 510-498-8879	Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attention: Aaron J. Alter, Esq. Fax: 650-493-6811

If to a Holder: At such address provided by such Holder to the Company upon execution of a counterpart of this Agreement.

If to Company:	Copy to:

PECO II, Inc. 1376 State Route 598 Galion, Ohio 44833 Attention: President & Chief Executive Officer Fax: 419-468-9164	Porter Wright Morris & Arthur LLP Huntington Center 41 South High Street Columbus, OH 43215-6194 Attention: Curtis A. Loveland Fax: 614-227-2100

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(c) Transfer of Registration Rights. The rights under this Agreement may be assigned or transferred to a third party in connection with any transfer or assignment by a Holder of all or a portion of the Registrable Securities or Registrable Warrant Securities, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such transferee acquires at least 100,000 shares of Registrable Securities and/or Registrable Warrant Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), (iii) written notice is promptly given to the Company, and (iv) such transferee agrees in writing to become a party to this Agreement (as a Holder) and be bound by the provisions hereof. Upon request by a transferring Holder, the Company agrees to promptly file any post-effective amendment to any Registration Statement filed pursuant to Section 3 as may be required or necessary in order include any such transferee as a Selling Shareholder under any such Registration Statement.

(d) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The parties shall use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

(f) Independent Nature of Obligations and Rights. The obligations of each Selling Shareholder hereunder are several and not joint with the obligations of any other Selling Shareholder hereunder, and no Selling Shareholder shall be responsible in any way for the performance of the obligations of any other Selling Shareholder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Selling Shareholder pursuant hereto or thereto, shall be deemed to constitute Selling Shareholder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that a Selling Shareholder is in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Selling Shareholder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Selling Shareholder to be joined as an additional party in any proceeding for such purpose.

(g) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.

(h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(i) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(j) No Impairment. The Company will not, through any voluntary action, avoid or seek to avoid the observance or performance of any terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the registration rights of the Holders.

(k) Exclusive Jurisdiction. With respect to any matter based upon or arising out of this Agreement or the transactions contemplated hereby that seeks temporary or injunctive relief or specific performance, each of the parties (a) irrevocably consents to the exclusive jurisdiction and venue of the state courts of the State of Delaware located in New Castle County, (b) agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons, (c) waives the defense of an inconvenient forum and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process, and (d) agrees that a final judgment in such legal proceeding shall be final, binding and enforceable in any court of competent jurisdiction. Each party agrees not to commence any legal proceedings subject to this Section 9(k) except in such courts.

(l) Binding Arbitration.

(i) Each party irrevocably agrees and acknowledges that, subject only to Section 9(k) above, any claim, dispute, controversy or other matter based upon, arising out of or relating to this Agreement or the transactions contemplated hereby, including (i) as to the existence, validity, enforceability or interpretation of any such claim, (ii) the performance, breach, waiver or termination of any provision in dispute, (iii) any such claim in tort, or (iv) any such claim raising questions of law, in each case, whether arising before or after termination of this Agreement (each a “Disputed Claim”), shall be resolved, as between the parties, exclusively and solely by binding arbitration in accordance with Section 9(l)(2).

(ii) Any Disputed Claim shall be resolved exclusively and solely by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”) and in accordance with the following: (a) there shall be three (3) arbitrators, one of whom shall be a member of the American College of Trial Lawyers (who shall chair the arbitration panel) and one of whom shall be a certified public accountant; (b) the arbitration shall take place in Wilmington, Delaware, and in no other place; (c) the arbitration shall be conducted in accordance with the procedural laws of the U.S. Federal Arbitration Act, to the extent not inconsistent with the Rules or this Section 9(l)(2); (d) subject to legal privileges, each party shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure; (e) at the arbitration hearing, each party shall be permitted to make written and oral presentations to the arbitration panel, to present testimony and written evidence and to examine witnesses; (f) the arbitration panel shall have the power to grant temporary or permanent injunctive relief and to order specific performance; (g) the arbitration panel shall have the power to order either party to pay, or to allocate between the parties, the fees and expenses of the arbitrators and of the American Arbitration Association and to order either party to pay all or a portion of the other party’s attorneys’ fees and expenses incurred in connection with a Disputed Claim and the arbitration; and (h) the arbitration panel shall issue a written decision explaining the bases for the final ruling, and such decision shall be final and binding on the parties hereto, and not subject to appeal, and enforceable in any court of competent jurisdiction.

(m) Other Remedies; Specific Performance.

(i) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(ii) Specific Performance. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PECO II, INC.

By:
John G. Heindel, President & Chief Executive Officer

SHAREHOLDER:

DELTA PRODUCTS CORPORATION

By:
Name:	M.S. Huang
Its:	President

Address:	Delta Products Corporation
4405 Cushing Pkwy.
Fremont, CA 94538-6475

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

PLAN OF DISTRIBUTION

The selling shareholders of the common stock of Peco II, Inc. (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.